Exhibit 99.1
Crescent Energy Announces Offering of $700 Million Private Placement of Senior Notes Due 2032
March 19, 2024 07:41 AM Eastern Daylight Time
HOUSTON--(BUSINESS WIRE)-- Crescent Energy Company (NYSE: CRGY) (“we” or “our”) announced today that, subject to market conditions, its indirect subsidiary Crescent Energy Finance LLC (the “Issuer”) intends to offer for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers $700 million aggregate principal amount of Senior Notes due 2032 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by all of the Issuer’s subsidiaries that guarantee the Issuer’s existing notes and the indebtedness under its revolving credit facility (the “revolving credit facility”).
The Issuer intends to use net proceeds from this offering, together with additional borrowings under the revolving credit facility, to purchase for cash any and all of the Issuer’s outstanding 7.250% Senior Notes due 2026 (the “2026 Notes”), pursuant to the tender offer that commenced concurrently with the offering of the Notes (the “Tender Offer”), and to the extent any 2026 Notes remain outstanding after the Tender Offer, to fund the full redemption of any 2026 Notes not purchased in the Tender Offer (the “Redemption”). The Tender Offer and the Redemption are each conditioned on the consummation of this offering.
The Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and, unless so registered, the Notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuer plans to offer and sell the Notes only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.
This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Additionally, this communication shall not constitute an offer to purchase or the solicitation of an offer to sell any 2026 Notes in the Tender Offer, nor does it constitute a notice of redemption under the indenture governing the 2026 Notes.
About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with a portfolio of assets concentrated in Texas and the Rockies.
Cautionary Statement Regarding Forward-Looking Information
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. This communication includes statements regarding this private placement and the use of proceeds therefrom, including the Tender Offer, the timing and outcome thereof, and the Redemption, that may contain forward-looking statements within the meaning of federal securities laws. We believe that our expectations are based on reasonable assumptions;

however, no assurance can be given that such expectations will prove to be correct. A number of factors could cause actual results to differ materially from the expectations, anticipated results or other forward-looking information expressed in this communication, including weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production; our hedging strategy and results, federal and state regulations and laws, the impact of pandemics such as COVID-19, actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including recent production cuts by OPEC, the impact of armed conflicts, including in and around Ukraine and Israel, the impact of disruptions in the banking industry and capital markets, the timing and success of business development efforts, including acquisition and disposition opportunities, our reliance on external manager, cost inflation and central bank policy changes associated therewith and other uncertainties. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to, those items identified as such in the most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and the risk factors described thereunder, filed by Crescent Energy Company with the U.S. Securities and Exchange Commission.
Many of such risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We do not give any assurance (1) that we will achieve our expectations or (2) concerning any result or the timing thereof.
All subsequent written and oral forward-looking statements concerning this offering, the use of proceeds therefrom, Crescent Energy Company and the Issuer or other matters and attributable thereto or to any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

Brandi Kendall
IR@crescentenergyco.com
Source: Crescent Energy